Exhibit 10.20

500 Expressway Drive South
Brentwood, NY 11717
Phone: 631.231.4600
Fax: 631.404.3899
www.medical-action.com

June 14, 2012

Mr. Chuck Kelly
[___________]
[___________]

Dear Chuck,

As approved by Paul D. Meringolo, CEO & President, and the Board of Directors, I am providing you with a summary of your Fiscal Year 2013 compensation program as an Executive Officer and member of the Executive Leadership Team:

•	Effective July 1, 2012 your new title will be President & General Manager – Patient Care
•	Base Salary - $11,538.46 bi-weekly to be effective July 1, 2012 (Subject to applicable taxes)
•
Salary adjustment of $4,166.66 per month to be paid on the last payroll of each month in FY’13. (Effective July 2012 and subject to applicable taxes)  You must be employed at the time of payment to be eligible

•	Bonus Opportunity at 50% of base upon achievement of $12.7M in Operating Income
•	20,000 Restricted Shares granted upon achievement of $15M in Operating Income
•	Car allowance of $15,000 per year

Your leadership and dedication to our Values in Action will allow us to achieve our goals in FY’13.  Please sign and return this document to me at your earliest convenience.

Sincerely,

/s/ Laurie Darnaby
Laurie Darnaby, SPHR
Vice President of Human Resources

/s/ Chuck Kelly	08/20/2012
Chuck Kelly, President & General Manager -	Date
Patient Care